ARHAUS PROVIDES FOURTH QUARTER AND
FULL YEAR 2022 REVENUE OUTLOOK UPDATE

BOSTON HEIGHTS, Ohio—January 9, 2023—Arhaus, Inc. (NASDAQ: ARHS; “Arhaus” or the “Company”), a rapidly growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, announced certain updated expectations for the Company’s fourth quarter and full year 2022 net revenue, comparable growth(1) and demand comparable growth(2) in advance of management’s meetings with analysts and investors at the 25th Annual ICR Conference.

John Reed, Co-Founder and Chief Executive Officer, commented,

“We are encouraged by the outstanding performance and continued momentum in our business in the fourth quarter resulting in expected full year 2022 record net revenue exceeding $1 billion and expected comparable growth of approximately 51%. Demand comparable growth for the fourth quarter accelerated from the mid-single-digit range through early November to approximately 10% for the quarter overall and was approximately 13.5% for the full year.

“Looking forward, while we are mindful of the current economic backdrop, we are excited about the multiple opportunities for growth that lie ahead as we expand our showroom footprint, accelerate our brand awareness, and continue to enhance our omni-channel and technology capabilities while making the necessary investments to support our growth and leverage our scale.”

Outlook

The table below presents our updated expectations for selected full year 2022 financial results and implied fourth quarter 2022 expectations derived from the outlook.

Full Year 2022	Current Guidance	Previous Guidance	Implied 4Q 2022
Net revenue	$1,223 to $1,228 million	$1,173 to $1,193 million	$351 to $356 million
Comparable growth(1)	51.0% to 51.4%	43% to 48%	45.5% to 46.5%

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(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(2) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our direct-mail catalog.

About Arhaus
Founded in 1986, Arhaus is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With 81 showrooms across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.

Investor Contact:
Wendy Watson
SVP, Investor Relations
(440) 439-7700
invest@arhaus.com

Forward-Looking Statements
Certain statements contained herein, including statements under the heading “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our reliance on third-party transportation carriers and risks associated with increased freight and transportation costs; disruption in our receiving and distribution system, including delays in the integration of our new distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; our ability to obtain quality merchandise in sufficient quantities; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; the COVID-19 pandemic and its effect on our business; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to manage and maintain the growth rate of our business; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; compliance with applicable governmental regulations; effectively managing our eCommerce business and digital marketing efforts; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Furthermore, the potential impact of the COVID-19 pandemic on our business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect our forward-looking statements described above. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.